SUBADVISORY AGREEMENT
BETWEEN
ABSOLUTE INVESTMENT ADVISERS LLC
AND
KOVITZ INVESTMENT GROUP PARTNERS, LLC

Appendix A

Series of the Trust:

Absolute Capital Opportunities Fund

IN WITNESS WHEREOF, the parties hereto have caused this Revised Appendix A to be duly executed all as of February 1, 2018.

ABSOLUTE INVESTMENT ADVISERS LLC

/s/ Jay Compson
Name: Jay Compson Title: Principal and Portfolio Manager

KOVITZ INVESTMENT GROUP PARTNERS, LLC

/s/ Marc S. Brenner
Name: Marc S. Brenner Title: President

SUBADVISORY AGREEMENT
BETWEEN
ABSOLUTE INVESTMENT ADVISERS LLC
AND
KOVITZ INVESTMENT GROUP PARTNERS, LLC

Appendix B

Series:  Absolute Capital Opportunities Fund

Strategy	Fees	Effective Date
Long/Short, Market Neutral	1.00%	June 12, 2015

Fee calculated as a percentage of the annual average daily net Allocated Assets.

IN WITNESS WHEREOF, the parties hereto have caused this Revised Appendix B to be duly executed all as of February 1, 2018.

ABSOLUTE INVESTMENT ADVISERS LLC

/s/ Jay Compson
Name: Jay Compson Title: Principal and Portfolio Manager

KOVITZ INVESTMENT GROUP PARTNERS, LLC

/s/ Marc S. Brenner
Name: Marc S. Brenner Title: President